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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             March 9, 1998

                               SVI Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

         33-36125-D                                        84-1131608
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(Commission File Number)                       (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500, La Jolla, California           92037
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(Address of Principal Executive Offices)                    (Zip Code)

                                 (619) 551-2365
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 9, 1998, the Registrant's wholly-owned subsidiary, IBIS Systems Limited ("IBIS"), entered into an agreement to acquire certain assets (the "Assets") of Multisoft Financial Systems Limited ("Multisoft"), a wholly owned subsidiary of The Sage Group Plc. The agreement became effective as of March 2, 1998 (the "Transaction").

         The purchase price for the Assets is 3,863,000 British pounds (or $6,478,251 based upon the March 20, 1998 quoted exchange rate of 1 British pound to $1.677). The source of funds for the acquisition was the working capital of the Company. IBIS has for the past 4 1/2 years been a reseller of certain financial software products offered by Multisoft under the terms of a Multisoft Reseller Agreement.

         Among many other services and products, Multisoft offers a service called "Multisoft Direct" to its customers. The Multisoft Direct service supplies certain financial software applications to businesses and provides training and support for those applications. The Assets acquired in the Transaction are limited to approximately 1,000 Multisoft Direct service contracts and related information, the goodwill associated with the contracts, certain prepayments in the amount of 863,000 British pounds (which amount has been remitted to IBIS), the non-exclusive right to use certain training manuals in the United Kingdom, and a relatively small amount of equipment valued at 96,966 British pounds. The contracts have already been substantially performed by Multisoft and only the service and support component remains to be performed. IBIS intends to use the opportunity to introduce its products to Multisoft customers represented by the service contracts. IBIS presently intends introducing such customers to its own products and those of the Company and its affiliates.

         IBIS also has the right to employ certain former Multisoft employees who currently market the Multisoft Direct service. IBIS has not yet decided which, if any, former Multisoft employees to hire and on what basis. Multisoft is prohibited from soliciting its former Multisoft Direct customers for training and software support services for a period of five years. The Assets do not include any intellectual property or associated goodwill, books or records of Multisoft, receivables, physical facilities or trademarks or trade names. IBIS will have the right for a brief period to enter the Multisoft facilities in order to assist the transition in servicing of the Multisoft Direct service contracts.

         The revenue stream from Multisoft Direct clients is currently relatively small, and the Company intends to renegotiate many of the existing service contracts and sell the customers new products of the Company and/or its affiliates.

         The purchase price for the Assets was determined in arm's length negotiations between IBIS and Multisoft and took into account such factors as the quality of the current Multisoft Direct customer base, the cash flows from the service contracts the ability of IBIS to market the Company's other products and services to the Multisoft Direct customers and the desirability of IBIS products to Multisoft Direct customers.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial statements of business acquired.

                  The Assets acquired from Multisoft do not constitute a "business" as that term is defined by the Securities Exchange Commission in Regulation S-X, Section 11-01(d). The principal value to the Company of the Assets is the ability of IBIS to market its existing products and services to the Multisoft Direct customers. The Company expects the revenue base represented by the Assets to change significantly after the acquisition. Financial information concerning the Assets would not therefore be material to an understanding of the value of the Assets on a going-forward basis. Accordingly, financial statements concerning the Assets are not included with this report.

         (b) Pro forma financial information.

                  Pro forma financial information relative to the acquisition of the Assets will be filed by an amendment to this Form 8-K no later than May 25, 1998.

         (c)   Exhibits.

         10.21 Agreement between Multisoft Financial Systems Limited and The Sage Group Plc. and IBIS Systems Limited dated March 9, 1998.

         10.22 Amendment Agreement between Multisoft Financial Systems Limited and The Sage Group Plc. and IBIS Systems Limited dated March 9, 1998.

         10.23 License to Occupy between Multisoft Financial Systems Limited and IBIS Systems Limited dated March 9, 1998.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:    March 24, 1998

         SVI HOLDINGS, INC.
                (Registrant)

         By:  /s/  David Reese
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                David Reese
                Chief Financial Officer

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